EXHIBIT 10.42

THIS NOTE (THE “SECURITIES”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO HYDRON TECHNOLOGIES THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR THE SECURITIES OR BLUE SKY LAW OF ANY APPLICABLE STATE IS AVAILABLE.

Principal Amount: $40,000.00	Date of this Note: June 6, 2008
Maturity Date: December 6, 2008

FOR VALUE RECEIVED, the undersigned, HYDRON TECHNOLOGIES, INC., a New York corporation having offices at 4400 34th Street North, Suite F, St. Petersburg, 33714 Florida 33073 (“Maker”), promises to pay to HYDRON ROYALTY PARTNERS LTD., LLLP, a Florida limited liability limited partnership (“Holder”), or registered assigns, the principal amount of FORTY THOUSAND DOLLARS ($40,000.00), or, if less, the aggregate unpaid principal amount of all loans made (individually, a “Loan” and collectively, the “Loans”) and then outstanding as set forth on the attached schedule which is incorporated herein and made a part hereof, on December 6, 2008 (the “Maturity Date”), plus interest payable in cash from the date hereof on the unpaid principal balance at the rate of ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 360 days.

1.               Loans.      Holder has made a Loan to Maker on the date of this Note in the principal amount set forth on Schedule A hereto and may, but is not obligated to make, additional Loans from time to time up to the aggregate nominal amount of this Note as set forth on Schedule A hereto. Upon the making of each Loan Maker shall annotate the Note indicating the date on which the Loan was made and the principal amount thereof. Interest shall be paid on the outstanding principal amount of aggregate Loans as may exist from time to time as adjusted to reflect Loans and repayments of principal as noted on Schedule A hereto.

2.	Payments and Prepayments.

2.1       Principal and interest shall be paid to Holder at the address set forth in the books and records of the Maker or such other place as the Holder hereof from time to time shall designate in writing to Maker.

2.2       Interest shall commence to accrue as of the date of this Note and shall be payable on the Maturity Date. Principal and interest shall be paid on the Maturity Date in cash in lawful money of the United States of America.

3.               Events of Default. It is expressly agreed that the entire principal amount of this Note, together with all accrued interest thereon, shall immediately become due and payable (without demand for payment, notice of nonpayment, presentment, notice of dishonor, protest, notice of protest, or any other notice, all of which are hereby expressly waived by Maker) upon the happening of any of the following events:

(i)        the entry of a decree or order by the court having jurisdiction in the premises adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking arrangement, adjudgment or composition of or in respect of Maker under the Federal Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, or trustee, sequestrator (or other similar official) of Maker, or of any part of its property, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

(ii)        the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of the petition or answer or consent by it to the filing of any such petition or answer or consent seeking relief under the Federal Bankruptcy Code or any other applicable Federal or state law or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Maker or any part of its property, or the making by it of an assignment for the benefit of the creditors, or the admission by it in writing of its inability to pay its debts generally as they come due; or

(iii)        the sale of all or substantially all of Maker’s properties and assets; or

(iv)       a default by Maker in any payment of principal of or interest on any other obligation for money borrowed (or on any obligation under conditional sale or other title retention agreement or on any obligation secured by purchase money mortgage or on any obligation under notes payable or drafts accepted representing extensions of credit but excluding deposits) beyond any period of grace provided with respect thereto, or defaults in the performance of any other agreement under which any such obligation is created (or if any other event of default under any such agreement shall occur and be continuing) if the effect of such event or default is to cause, or to permit the creditor or creditors of such obligation (or a trustee on behalf of such creditor or creditors) to cause, such obligations to become due prior to its stated maturity.

4.         Default Rate. Upon an Event of Default or on the Maturity Date, the unpaid indebtedness then evidenced by this Note shall thereafter bear interest at the rate of eighteen percent (18%) per annum (the “Default Rate”).

5.         Waiver And Consent. Maker: (a) waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Maker liable with respect to the Loan; and (b) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts.

6.         Costs, Indemnities And Expenses. Maker agrees to pay all filing fees and similar charges and all costs incurred by Holder in collecting or securing or attempting to collect or secure the Loan and such right shall extend beyond the entry of a final, non-appealable judgment of a court of competent jurisdiction (“Final Judgment”) including attorneys’ fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. Such entitlement or attorneys’ fees shall not merge with the entry of a Final Judgment and shall continue post-judgment unless and/or until any and all indebtedness due Holder is fully satisfied. Maker agrees to pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or Florida franchise or income taxes based on Holder’s net income) which may now or hereafter apply to this Note or the Loan, and Maker agrees to indemnify and hold Holder harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred. Maker agrees to pay Holder any and all attorneys’ and paralegals’ fees at all pre-trial, trial and appellate levels in respect of any litigation or collection efforts based hereon, or arising out of, or related hereto whether, under or in connection with this Note and/or any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party.

7.	Holder Representations. By accepting this Note, Holder represents to Maker that:

(i)        Holder understands that (x) the Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or “blue sky” laws (collectively, “securities laws”) pursuant to applicable exemptions and (y) without registration under the Securities Act, the Note may not be sold, pledged, hypothecated or otherwise transferred at any time whatsoever, except upon delivery to the Maker of an opinion of counsel satisfactory to the Maker and its counsel that registration is not required for such transfer or the submission to the Maker of such other evidence as may be satisfactory to the Maker and its counsel to the effect that any such transfer will not be in violation of the securities laws or any rule or regulation promulgated thereunder;

(ii)        this Note, insofar as it may be considered a “security” under the Securities Act of 1933, as amended, has been acquired by Holder for his own account, for investment only, and not with a view to distribution, or in connection with a public offering or public sale of securities; and

8.	Miscellaneous.

8.1       Governing Law; Venue. This Note shall be governed by, and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof. Agreed upon venue, to the extent permitted by law, shall be Broward County, Florida. Each party consents to the jurisdiction of the federal courts of the United States located in the Southern District of the State of Florida and the state courts of the State of Florida located in Broward County, Florida.

8.2       Time of the Essence. Time shall be of the essence with respect to the terms of this Note. This Note cannot be changed or modified orally.

8.3        Interpretation. The term “Holder” shall be deemed to include any subsequent holder(s) of this Note. Whenever used in this Note, the term “person” means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof. Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

8.4        Invalidity. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent that Maker may lawfully waive any law that would otherwise invalidate any provision of this Note, Maker hereby waives the same, to the end that this Note shall be valid and binding and enforceable against it in accordance with all of its terms.

8.5        Prepayment Permitted. This Note may be prepaid in whole or in part at any time without penalty. Except as otherwise required by law or by the provisions of this Note, payments received by Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of the Loan, except that during the continuance of any Event of Default, Holder may apply such payments in any order of priority determined by Holder in its exclusive judgment. Maker shall receive credit on payments after clearance.

8.6        Notices. Except as otherwise required by the provisions of this Note, any notice required to be given to Maker shall be deemed sufficient if made personally or if mailed, postage prepaid, to such Maker’s address as it appears in this Note (or, if none appears, to any address for Maker then registered in Holder’s records).

8.7        Benefit. All of the terms of this Note shall inure to the benefit of Holder and its heirs, executors, administrators, personal representatives, successors and assigns, and shall be binding upon Maker and its successors and assigns, jointly and severally.

8.8        Use of Proceeds of Loan. THE MONEY RECEIVED BY MAKER IN EXCHANGE FOR THIS NOTE IS BEING USED FOR A BUSINESS OR COMMERCIAL PURPOSE.

8.9        No Waiver. No failure on the part of the Holder to exercise, and no delay in the exercise of any right, remedy or power hereunder or under any document or agreement executed in connection herewith shall operate as a waiver hereof or thereof nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder or thereunder preclude any other or future exercise of any other right, remedy or power.

8.10      Change, Modification or Waiver. This Note may not be changed or modified orally, nor may any right or provision hereof be waived orally, but in each instance only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought.

8.11      No Usury. In the event, Holder, in enforcing its rights hereunder determines that charges and fees incurred in connection with this Note may, under the applicable laws relating to usury, cause the interest rate herein to exceed the maximum rate allowed by law, then such interest shall be recalculated and any excess over the maximum interest permitted by such laws shall be credited to the then outstanding principal amount of the Note to reduce said balance by the amount of such excess. It is the intent of the Holder that the Maker, under no circumstance, shall be required to pay, nor shall the Holder be entitled to collect, any interest that is in excess of the maximum rate permitted under the applicable laws relative to usury.

8.12      Waiver of Trial by Jury. THE MAKER AND THE HOLDER WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE.

8.13      Assignment. This Note may be negotiated, endorsed, assigned, transferred and/or pledged subject to compliance with the requirements of applicable federal and state securities law by delivery of the original Note, together with the completed Assignment in the form attached as Exhibit A; provided, however, that this Note may be transferred without the consent of Maker at any time following the Maturity Date. This Note shall be binding upon Maker and Maker’s successors and assigns.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first written above.

MAKER: HYDRON TECHNOLOGIES, INC.

/s/ David Pollock
David Pollock Chief Executive Officer, Principal Financial and Accounting Officer

June 6, 2008

Schedule A

Advances and repayments of principal of this Note were made on the dates and in the amounts specified below:

Date	Principal Amount Advanced	Principal Amount Repaid	Principal Amount Outstanding	Notation Made By:

June 6, 2008	$16,000		$16,000

EXHIBIT A

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto _________________________________________________ the within Note and all rights thereunder, hereby irrevocably authorizing the Company to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

Print Name: